UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

TRANSCAT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TRANSCAT, INC.
Notice of Annual Meeting of Shareholders

When: Wednesday, September 7, 2022 12:00 p.m. Eastern Time	Where: Via webcast at www.virtualshareholdermeeting.com/TRNS2022	Record Date: July 13, 2022

Items of Business	Board Recommendation
► Proposal 1: Election of three director nominees	For each nominee
► Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers	For
► Proposal 3: To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2023
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	For

Voting: Holders of Transcat, Inc. common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to participate in the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. If you own your shares through a broker we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker may not vote your shares on Proposals 1 and 2.

Prior to the Meeting:

By Internet*	By Smartphone or Tablet	By Telephone*	By Mail
www.proxyvote.com	Vote your shares by scanning the QR code provided on the Notice of Internet Availability or proxy card (if you request one)	1-800-690-6903	Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

During the Meeting:

By Internet* www.virtualshareholdermeeting.com/TRNS2022
* You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Voting by telephone, internet, smartphone and tablet closes on September 6, 2022 at 11:59 p.m. Eastern Time.

By Order of the Board of Directors

James M. Jenkins General Counsel, Vice President of Corporate Development and Corporate Secretary
Rochester, New York July 21, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 7, 2022
Our Proxy Statement and Annual Report to Shareholders are available online at www.proxyvote.com

i

 TRANSCAT, INC.
35 Vantage Point Drive, Rochester, New York 14624

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 7, 2022

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be considered and voted upon at our annual meeting of shareholders (the “Annual Meeting”) to be held on September 7, 2022, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 (the “Annual Report”). This summary does not contain all of the information you should consider about Transcat, Inc. (the “Company”) and the proposals being submitted to shareholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting
When:	Where:	Record Date:
Wednesday, September 7, 2022 12:00 p.m. Eastern Time	Via webcast at www.virtualshareholdermeeting.com/TRNS2022	July 13, 2022

Meeting Agenda and Voting Matters
Proposal		Board Vote Recommendation	Page Reference (for more information)
1.	Election of three director nominees	FOR each nominee	9

2.	To approve, on an advisory basis, the compensation	FOR	14
of our named executive officers

3.	To ratify the selection of Freed Maxick CPAs, P.C.	FOR	15
as our independent registered public accounting firm
for the fiscal year ending March 25, 2023

Directors and Director Nominees
Name	Age	Recent Professional Experience	Committees
Craig D. Cairns*	57	President of Howe & Rusling, Inc.	__
Oksana S. Dominach*	58	Senior Vice President Finance and Treasurer of Constellation Brands, Inc.	AC, CC
Charles P. Hadeed*◆	72	Former Chairman, President and Chief Executive Officer of the Company	AC**, EC
Richard J. Harrison*	77	Vice Chairman of MDO II	CC, EC
Gary J. Haseley*	60	Chairman of Board of the Company; Retired Senior Vice President and General Manager of Kaman Automation, Control & Energy	EC**
Mbago M. Kaniki*	44	Chief Executive Officer of Adansonia Management LLC	__

Name	Age	Recent Professional Experience	Committees
Paul D. Moore*♦	71	Retired Senior Vice President of M&T Bank Corporation	AC, CGNC**
Angela J. Panzarella*	64	Retired Chief Executive Officer of the YWCA of Rochester & Monroe County	CC**, CGNC
Lee D. Rudow	58	President and Chief Executive Officer of the Company	EC
Carl E. Sassano*	72	Partner in CSW Equity Partners, LLC	CGNC
Cynthia Langston*♦	61	Senior Vice President and Chief Information Officer at Excellus BlueCross BlueShield	__

* — Independent
♦ — Director Nominee
** — Chair
AC — Audit Committee
CC — Compensation Committee
CGNC — Corporate Governance and Nominating Committee
EC — Executive Committee

Our Business

We are a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include FAA-regulated businesses, including aerospace and defense industrial manufacturing; energy and utilities, including oil and gas and alternative energy; and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

The board of directors (the “Board”) of the Company, an Ohio corporation, is providing these proxy materials in connection with the solicitation by the Board of proxies for use at the Annual Meeting, or at any adjournment of the meeting, for the purposes set forth in this proxy statement. The proxy materials are being made available to you on the internet, or by printed versions if requested and delivered to you by mail.

The Annual Meeting will be held virtually by means of a live webcast. You will be able to attend the Annual Meeting, vote your shares and submit questions during the meeting via the internet by visiting www.virtualshareholdermeeting.com/TRNS2022. There will not be a physical meeting location and you will not be able to attend in person. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. See “How do I vote?” below.

What is included in these proxy materials?

These proxy materials include:

●	Our Annual Report to Shareholders for the fiscal year ended March 26, 2022 (“fiscal 2022”); and
●	Notice of 2022 Annual Meeting and Proxy Statement.

If you request and receive printed versions of the proxy materials by mail, these proxy materials also include a proxy card.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are following the “e-proxy” rules of the Securities and Exchange Commission (the “SEC”), that allow public companies to furnish proxy materials to shareholders over the internet. These rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials and allow them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and to provide online access to the proxy materials. Accordingly, we mailed the Notice of Internet Availability to our shareholders of record on or about July 21, 2022.

The Notice of Internet Availability provides instructions on how to:

●	View our proxy materials for the Annual Meeting on the internet and vote; and
●	Request a printed copy of the proxy materials.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the environmental impact of printed materials.

Where can I view the proxy materials on the internet?

We are making this proxy statement and voting instructions available to shareholders on or about July 21, 2022 at www.proxyvote.com. We are also making our Annual Report available at the same time and by the same method. The Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference. Our Annual Report on Form 10-K for fiscal 2022, as filed with the SEC, is included in the Annual Report and includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

How can I receive a printed copy of the proxy materials, including the Annual Report?

Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:

●	Telephone: call toll-free at 1-800-579-1639;
●	Internet at www.proxyvote.com; or
●	Email at sendmaterial@proxyvote.com with “Proxy Materials Transcat, Inc.” in the subject line. In the message, include your full name and address, the number located in the shaded bar on the reverse side of the Notice of Internet Availability and state that you want to receive a paper copy of current and/or future proxy materials.

Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your broker, bank or nominee.

Who can vote at the Annual Meeting?

Each holder of shares of our common stock at the close of business on July 13, 2022, the record date (the “Record Date”) for the Annual Meeting, is entitled to notice of and to vote at the Annual Meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the Record Date, there were 7,547,569 shares of our common stock issued and outstanding.

What is the quorum requirement?

A quorum is required for shareholders to conduct business at the Annual Meeting. According to our Code of Regulations, as amended, the holders of a majority of the issued and outstanding shares of our common stock present in person or by proxy at the meeting will constitute a quorum.

How many votes are needed to approve each proposal and what are the recommendations of the Board?

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the Annual Meeting.

Proposal	Description	Vote Required	Board Recommendation
One	Election of three director nominees	Plurality of the votes duly cast at the Annual Meeting	For each nominee

Two	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the Annual Meeting (1)	For

Three	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2023	Majority of the votes duly cast at the Annual Meeting (2)	For

(1)

The result of the advisory vote to approve the compensation of our named executive officers is not binding on the Board or the compensation committee of the Board. However, the Board and the compensation committee value the opinions expressed by our shareholders in their votes on these proposals and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

(2)

We are presenting the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Can I attend the Annual Meeting in person?

No. We will be hosting the Annual Meeting only by means of a live webcast. There will not be a physical meeting location and you will not be able to attend the meeting in person. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting. You will be able to listen to the Annual Meeting, submit questions and vote by going to www.virtualshareholdermeeting.com/TRNS2022. If you wish to listen to the Annual Meeting, but do not wish to submit questions or vote during the Annual Meeting, you may log in as a guest at www.virtualshareholdermeeting.com/TRNS2022.

The Annual Meeting webcast will start at 12:00 p.m., Eastern Time, on Wednesday, September 7, 2022. We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the virtual meeting website shortly before the beginning of the Annual Meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting.

Do I need to register to attend the Annual Meeting?

You do not need to register to attend the Annual Meeting webcast. Follow the instructions on your Notice of Internet Availability or proxy card (if you requested and received a printed copy of the proxy materials) to access the Annual Meeting.

How do I ask questions at the Annual Meeting?

If you wish to submit a question the day of the Annual Meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/TRNS2022, type your question into the “Ask a Question” field and click “Submit.”

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and therefore will not be answered.

How do I vote?

Shareholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. If you are a shareholder of record, there are five ways to vote:

●	By internet at www.proxyvote.com.
●	By using your smartphone or tablet and scanning the QR code provided on the Notice of Internet Availability or proxy card if you received one.
●	By touch tone telephone: call toll-free at 1-800-690-6903.

●	By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).
●	At the Annual Meeting: instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2022. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend the meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If, on the Record Date your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or nominee (“broker”). Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting.

Instead of directing your broker how to vote your shares, you may elect to attend the Annual Meeting and vote your shares during the meeting. Instructions on how to vote during the Annual Meeting webcast are posted at www.virtualshareholdermeeting.com/TRNS2022. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.

How many votes do I have?

Each shareholder is entitled to one vote for each share of common stock held as of the Record Date. You may either vote “FOR” or “WITHHOLD” authority to vote for our nominees for the Board in Proposal 1. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2 (advisory vote to approve the compensation of our named executive officers) and Proposal 3 (to ratify the selection of our independent registered public accounting firm).

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, or (ii) sign and return a proxy card without giving specific voting instructions, then the named proxies will vote your shares in the manner recommended by the Board (i.e., FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3) and in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting or at any adjournment or postponement of the meeting.

Beneficial Owner. If you do not provide your broker with specific voting instructions, or if you do not vote the shares at the Annual Meeting, your shares will not be voted or counted with respect to Proposals 1 and 2, which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares with respect to Proposal 3, which is a routine proposal.

What effect do abstentions have?

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal, other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposals requiring the approval of a plurality or a majority of votes duly cast (Proposals 1, 2 and 3), because abstentions are not counted as votes duly cast.

What happens if I do not cast a vote and what are broker non-votes?

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may still be able to vote your shares with respect to certain “discretionary” (or routine) items but will not be allowed to vote your shares with respect to certain “non-discretionary” (or non-routine) items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. A broker will have discretionary authority to vote on Proposal 3 relating to the ratification of the selection of our independent registered public accounting firm but will not have discretionary authority to vote on any other matter. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 3 (the ratification of the selection of the independent registered public accounting firm), but not with respect to Proposal 1 (the election of directors) and Proposal 2 (advisory vote to approve the compensation of our named executive officers). Broker non-votes will have no effect on the outcome of Proposals 1 and 2. We encourage you to provide instructions to your broker to vote your shares on Proposals 1 and 2.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.

If you are a shareholder of record, you may change your vote or revoke your proxy in any one of the following ways:

●	You may submit a later-dated vote by internet or telephone (only your latest internet or telephone vote will be counted);
●	You may submit another timely, properly completed, later-dated proxy card;
●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624, which must be received no later than September 6, 2022; or
●	You may attend the Annual Meeting webcast and vote during the meeting. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, please contact your broker or other organization regarding how to revoke your instructions and change your vote. You may change your vote by submitting a later-dated vote on the internet or by telephone, if offered, or by participating in the Annual Meeting webcast and by submitting a later vote during the meeting.

Who is paying for the solicitation of the proxies?

The Board is soliciting proxies for use at the Annual Meeting and we will bear the cost of the proxy solicitation. In addition to the posting or mailing of the proxy materials, our directors, officers and employees may solicit proxies personally, by telephone, by email or by other means of communication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How can I obtain a copy of the Annual Report on Form 10-K?

You can obtain upon request, free of charge, a copy of our Annual Report on Form 10-K for fiscal 2022 by:

●	accessing our website, Transcat.com, and going to “SEC Filings” under “Investor Relations”;
●	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or
●	telephoning us at (585) 352-7777.

You can also obtain a copy of our Annual Report on Form 10-K for fiscal 2022 and all other reports and information that we file with, or furnish to, the SEC from the SEC’s EDGAR database at www.sec.gov.

Information included on our website is not part of this proxy statement.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Code of Regulations, as amended, currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The term of three of our directors will expire at this year’s Annual Meeting. Ms. Panzarella, a current director whose term expires this year, is not standing for re-election at the Annual Meeting.

Based on the recommendation of the corporate governance and nominating committee, we have nominated Charles P. Hadeed, Cynthia Langston and Paul D. Moore, each to serve for a three-year term expiring in 2025 or until his or her successor is duly elected and qualified. Unless authority to vote for one of the nominees is specifically withheld, proxies will be voted FOR the election of Mr. Hadeed, Ms. Langston and Mr. Moore.

The Board recommends that you vote FOR the election of each of Mr. Hadeed, Ms. Langston and Mr. Moore.

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The SEC’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors

Charles P. Hadeed
Age: 72	Board Committees:
Director since: 2007	Audit (Chair)
Executive

Mr. Hadeed served as our chairman of the Board from June 2014 until September 2020, as our executive chairman from July 2013 until June 2014, as our chief executive officer from April 2007 to July 2013, and as our president from May 2006 to September 2012. He also served as our chief operating officer from October 2004 to November 2011. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer, a role he served in until May 2006. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc. and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed was a director of IEC Electronics Corp., formerly a public company, from 2015 until it merged with Creation Technologies Inc. in 2021. He also has served on the board of directors of several not-for-profit organizations in the greater Rochester, New York area.

Experience and Qualifications

As our former chairman, executive chairman, chief executive officer, president, chief operating officer, and vice president of finance and chief financial officer, Mr. Hadeed provides the Board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to the resolution of those challenges, as well as the financial turnaround and growth the Company has experienced during his tenure with us. Mr. Hadeed continues to provide leadership for our sustained growth, profitability and financial stability.

Cynthia Langston
Age: 61
Director Nominee: 2022

Ms. Langston joined Excellus BlueCross BlueShield in 2014 and has served as its senior vice president and chief information officer since July 2021, having previously served in advancing positions including most recently as senior vice president, chief analytics and data officer from July 2017 to July 2021 and vice president, Enterprise Project Delivery Organization from 2014 to July 2017. Ms. Langston is also chair of the board of directors of the YWCA of Rochester & Monroe County.

Experience and Qualifications

Ms. Langston brings to the Board extensive experience in enterprise strategy, information technology, cybersecurity and analytics across several major industries, as well as globally. Her qualifications for election to the Board include her extensive operational, technology and risk management expertise. Ms. Langston also brings deep management and leadership experience to the Board, having held several senior leadership positions during her career.

Paul D. Moore
Age: 71	Board Committees:
Director since: 2001	Audit
Corporate Governance and Nominating (Chair)

Mr. Moore retired as senior vice president of M&T Bank Corporation (NYSE: MTB), a bank holding company, in March 2014. Prior to his retirement, Mr. Moore last served as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore had credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 35-year career at M&T Bank, Mr. Moore served as the commercial banking manager for the Rochester, New York market and held various commercial loan positions in Buffalo, New York.

Experience and Qualifications

Mr. Moore’s corporate banking career qualifies him to represent the interests of shareholders as a member of our Board. Over the course of his career, he extended loans to thousands of companies and was required to assess the management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, an insight that is invaluable to the Board, particularly as it relates to strategic planning and growth.

Directors Whose Terms Do Not Expire at the 2022 Annual Meeting

Richard J. Harrison
Age: 77	Board Committees:
Director since: 2004	Compensation
Term expires: 2023	Executive

Since November 2016, Mr. Harrison has served as vice chairman of MDO II (DealerDOCX), a document management company specializing in the retail automotive business. Mr. Harrison served as executive vice president and chief operating officer of Five Star Bank, a commercial bank, and its parent, Financial Institutions, Inc. (Nasdaq: FISI), from August 2012 until his retirement in March 2016. Mr. Harrison previously served as executive vice president and senior retail lending administrator of Five Star Bank from 2009 until 2012. From 2003 until 2009, Mr. Harrison served as senior vice president of Five Star Bank and its predecessor, The National Bank of Geneva. He continues to provide consulting services for Five Star Bank. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Bank of America). Mr. Harrison also serves and has served on the board of directors or as manager of several privately-held for profit and not-for-profit entities.

Experience and Qualifications

Mr. Harrison brings to the Board significant experience in analyzing complex financial transactions, in addition to his skills in credit, financial statement analysis and risk management. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business-to-business marketing and provides the Board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides the Board with valuable insight.

Gary J. Haseley
Age: 60	Board Committee:
Director since: 2015	Executive (Chair)
Term expires: 2023

Mr. Haseley has served as the chairman of our Board since September 2020. He served as the senior vice president and general manager of Kaman Automation, Control & Energy, a division of Kaman Corporation (NYSE: KAMN), a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market, until his retirement in November 2016. Prior to joining Kaman, from January 2001 to August 2012, Mr. Haseley served as president and chief executive officer of Zeller Corporation, a distributor of electrical and automation components and solutions, which Kaman acquired in 2012. From 1995 until 2001, Mr. Haseley served as Zeller’s vice president of sales. Prior to joining Zeller, Mr. Haseley held various engineering and sales positions. From May 2018 until December 2019, Mr. Haseley served on the board of directors of Jerash Holdings (US), Inc. (Nasdaq: JRSH). Mr. Haseley has also served on the board of several other for profit and not-for-profit entities.

Experience and Qualifications

Mr. Haseley brings extensive knowledge in the distribution and services markets to our Board. His role as chief executive officer of Zeller Corporation and subsequent operational and sales roles at Kaman provide the Board with valuable insights into the leveraging of two market segments similar in synergies to our industry segments.

Mbago M. Kaniki
Age: 44
Director since: 2021
Term expires: 2023

Mr. Kaniki has served as chief executive officer of Adansonia Management LLC, an investment firm, since March 2013. He was chief executive officer of Alva Charge LLC, an electric vehicle charging company, from May 2016 to April 2021. Mr. Kaniki worked for other investment firms from 2001 to 2013. He has served on the board of directors of for-profit and not-for-profit entities.

Experience and Qualifications

Mr. Kaniki has had valuable experience with numerous complex transactions, including debt and equity financings, and mergers and acquisitions. His extensive leadership experience and expertise in driving business growth and transformation through effective strategic planning and execution are valuable to the Board as the Company continues to implement its growth strategy.

Craig D. Cairns
Age: 57
Director since: 2021
Term expires: 2024

Mr. Cairns has served as the President since May 2003 and is the majority owner of Howe & Rusling, Inc., a wealth management services company. Mr. Cairns has more than 25 years of investment experience. Mr. Cairns currently serves on the board of trustees of McQuaid Jesuit High School and is also the Chair of the Investment Committee for the Veterans’ Outreach Center.

Experience and Qualifications

Mr. Cairns brings to the Board extensive leadership experience and considerable experience with client relations, capital allocation, sales and marketing. His experience with strategic planning and execution provide us with valuable knowledge as we continue to implement our growth strategy.

Oksana S. Dominach
Age: 58	Board Committees:
Director since: 2019	Audit
Term expires: 2024	Compensation

Ms. Dominach is senior vice president finance and treasurer of Constellation Brands, Inc. (NYSE: STZ), a leading international producer and marketer of beer, wine and spirits. She was elected vice president in 2004 and promoted to the senior vice president role in February 2016, and elected assistant treasurer in 2004 and promoted to treasurer in June 2015. Previously, she served as finance director from 2003 to 2004. Ms. Dominach currently serves as treasurer and director of the not-for-profit Board of Constellation – Marvin Sands Performing Arts Center; a director of the Directors Advisory Council of the Rochester Division of Manufacturers and Traders Trust Company; a director of various Constellation subsidiaries including Ruffino S.r.l., Tenute Ruffino S.r.l. and Poderi Ducali Ruffino S.r.l.; and a director of North Coast Holdings, Inc. and Lewis Tree Service, Inc.

Experience and Qualifications

Ms. Dominach brings to the Board more than 33 years of experience and expertise in financial strategy and risk management, as well as over ten years of experience participating on public and not-for-profit boards. Her capital structure management, risk management and corporate compliance expertise provide us with valuable insight and acumen as we continue to advance our growth strategy.

Lee D. Rudow
Age: 58	Board Committee:
Director since: 2015	Executive
Term expires: 2024

Mr. Rudow joined us in November 2011 as our chief operating officer and was appointed president in September 2012. He was appointed chief executive officer in July 2013. From 2008 until 2011, Mr. Rudow served as vice president in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc., served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006, and served as president of Davis Instruments Corp. from 1986 to 1996.

Experience and Qualifications

Mr. Rudow brings more than 34 years of experience in both of our industry segments. He has a strong understanding of the execution needed for our current business strategy and has served in sales, sales management and operational positions at Transcat and our competitors. Mr. Rudow has worked at startups, private equity-funded and large industrial companies in our industry space. His skill set is uniquely suited for our organic and acquisitive strategic initiatives. Our customers, suppliers, employees and Board recognize his experience as providing a broad set of skills in his roles as our chief executive officer and Board member.

Carl E. Sassano
Age: 72	Board Committee:
Director since: 2000	Corporate Governance and Nominating
Term expires: 2024

Mr. Sassano served as our chairman of the board from October 2003 until April 2007 and from May 2008 until July 2013. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and served in these roles until May 2006 and April 2007, respectively. Prior to joining us, Mr. Sassano served as president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994), and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano has been a partner in CSW Equity Partners, LLC, a small private equity investment company, since 2001. Mr. Sassano serves as chairman of the board of Voiceport LLC and serves on the board of directors of Complemar Partners and One Stream Networks LLC.

Experience and Qualifications

Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb, as well as the processes associated with Bausch & Lomb’s overall corporate organization, provided Mr. Sassano with the necessary skill set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company, coupled with his significant corporate experience, provides our Board with a strong understanding of the issues we face in our growth strategy.

PROPOSAL TWO:
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote). At our 2019 annual meeting of shareholders, we recommended and our shareholders approved, that we hold this non-binding, advisory vote on executive compensation on an annual basis. The Board subsequently adopted this preference and we are providing our shareholders with a say-on-pay vote this year. The next required vote on the frequency of the advisory vote on executive compensation will occur at our 2025 annual meeting of shareholders.

The primary goal of our compensation program is to align the interests of our named executive officers with those of our shareholders to achieve long-term growth. As detailed in the “Executive Compensation” section of this proxy statement, our objectives with respect to executive compensation are to attract, motivate and retain a highly-qualified and effective executive management team. Our compensation policies are designed to motivate our management to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities, and shareholder returns over the long term. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, when appropriate, reviews and evaluates our executive compensation program. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to attainment of key business and operational goals. The “Executive Compensation” section of this proxy statement, including the “Compensation Overview,” describes in detail our executive compensation program and the decisions made by our compensation committee.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described in the “Executive Compensation” section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our shareholders over the long term and appropriately aligns pay with performance.

For the reasons summarized above and as discussed in more detail in the “Executive Compensation” section of this proxy statement, the Board is asking our shareholders to vote for the following advisory resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables and related narrative discussion, is hereby approved.

The say-on-pay vote is advisory and therefore it is not binding on our compensation committee or the Board. Nevertheless, the Board and our compensation committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

The Board recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL THREE:
RATIFICATION OF SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2023. This selection is being presented to our shareholders for ratification at the Annual Meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the Annual Meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The Board recommends that you vote FOR the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2023.

Fees for Professional Services Provided by Freed Maxick CPAs, P.C.

The following table shows fees for professional services provided by Freed Maxick CPAs, P.C. during fiscal 2022 and the fiscal year ended March 27, 2021 (“fiscal 2021”).

	Fiscal 2022		Fiscal 2021
Audit Fees	$325,000	(1)	$224,671
Audit-Related Fees	89,300		—
Tax Fees	—		—
All Other Fees	—		—
Total	$414,300		$224,671

(1)	Estimated; subject to finalization.

Audit fees during fiscal 2022 and fiscal 2021 were for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the audit of internal control over financial reporting and services typically provided by the accountant in connection with our regulatory filings. Audit-related fees for fiscal 2022 included fees for work related to registration statements and due diligence performed in the fiscal year.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by the Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of these services was compatible with the firm’s independence.

REPORT OF THE AUDIT COMMITTEE (1)

The audit committee of the board of directors is currently comprised of three members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the Company’s accounting and financial reporting processes, financial statement audits and internal controls. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2022 with management and Freed Maxick CPAs, P.C.;
●	discussed with Freed Maxick CPAs, P.C. the matters required to be discussed under auditing standards established from time to time by the Public Company Accounting Oversight Board and by Securities and Exchange Commission rules;
●	received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and
●	discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal 2022 be included in the Company’s annual report on Form 10-K for fiscal 2022 for filing with the Securities and Exchange Commission.

The audit committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the fiscal year ending March 25, 2023 for ratification by shareholders at the Annual Meeting.

Audit Committee:

Charles P. Hadeed, Chair
Oksana S. Dominach
Paul D. Moore

___________________

[1]

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The Board held 12 meetings during fiscal 2022. Each director then in office attended at least 75% of the total number of Board meetings and meetings of Board committees on which he or she served.

Director Independence

The Board has determined that each of Mses. Dominach, Langston and Panzarella, and Messrs. Cairns, Hadeed, Harrison, Haseley, Kaniki, Moore and Sassano are independent under the independence standards of the Nasdaq Stock Market.

Executive Sessions

During fiscal 2022, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. The chairman of the Board presided over the executive sessions of the independent directors.

Board Leadership Structure

The Board separates the roles of chief executive officer and chairman of the Board, based on the Board’s belief that corporate governance of the Company is most effective when these positions are not held by the same person. The Board recognizes the differences between the two roles and believes that separating them allows each person to focus on his individual responsibilities. Under this leadership structure, our chief executive officer can focus attention on day-to-day company operations and performance, and can establish and implement long-term strategic plans, while our chairman can focus attention on Board responsibilities. Additionally, the Board recognizes its obligations to confer in executive session with its independent directors.

Presently, the Board believes it is appropriate to keep the roles of chief executive officer and chairman of the Board separate. The Board may, however, change the leadership structure if it believes that a change would better serve the Company and its shareholders.

Retirement Policy and Mandatory Resignation

The mandatory retirement age for Board members is age 75. However, the Board has reserved the right to extend the mandatory retirement age if it will better serve the interests of our shareholders and the Company. If a director will turn 75 during an elected term, the corporate governance and nominating committee will not recommend that director for re-election unless the committee believes it is in the best interest of the Company for that director to continue to serve on the Board for another term.

In May 2016, the corporate governance and nominating committee adopted a mandatory resignation policy for directors in the event civil or criminal charges are brought against the director or if a director becomes infirmed.

Board Committees

The Board has standing audit, compensation, corporate governance and nominating, and executive committees. The table below shows the number of meetings held during fiscal 2022 and the names of the directors currently serving on each committee.

	Number of
Committee Name	Meetings Held	Committee Members
Audit	4	Ms. Dominach	Mr. Hadeed (1)
		Mr. Moore
Compensation	5	Ms. Dominach	Ms. Panzarella (1)
		Mr. Harrison
Corporate Governance and Nominating	3	Ms. Panzarella	Mr. Sassano
		Mr. Moore (1)
Executive Committee	4	Mr. Hadeed	Mr. Harrison
		Mr. Haseley (1)	Mr. Rudow

(1)	Chair

Each committee acts pursuant to a written charter adopted by the Board. The current charter for each committee is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The Board has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Nasdaq Stock Market and SEC rules. The Board has designated Mr. Hadeed as an “audit committee financial expert” in accordance with applicable SEC rules based on his professional experience in banking and corporate lending as described in his biography under “Proposal One: Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and the Board. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is also responsible for preparing the audit committee’s report that SEC rules require be included in our annual proxy statement and for performing such other tasks that are consistent with its charter. The audit committee’s report relating to fiscal 2022 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see the “Compensation Overview” under the heading “Executive Compensation” and “Director Compensation” sections of this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the corporate governance and nominating committee, qualified to become directors and recommending that the Board nominate such qualified candidates for election as directors. The corporate governance and nominating committee is also responsible for reviewing our Code of Regulations, shaping corporate governance, overseeing the evaluation of the Board, the Board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process the corporate governance and nominating committee follows to identify and evaluate candidates includes requests to Board members, the chief executive officer and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the Board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the Board, including candidates recommended by shareholders, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. The corporate governance and nominating committee evaluates candidates in light of their skill sets and other characteristics that complement those of the current Board, including the diversity, skills and experience of the Board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the Board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspectives gained from educational and cultural backgrounds and life experiences.

Executive Committee

The executive committee acts on behalf of the Board between regularly scheduled Board meetings and subject to certain limitations imposed by applicable legal or regulatory requirements, may exercise during such intervals, all of the powers of the Board in the management of the business, affairs and property of the Company. Subject to limitations, the executive committee is delegated all authority of the Board between meetings, other than (i) the filling of vacancies on the Board; and (ii) those matters that are specifically delegated to other Board committees or are under active review by the Board or a Board committee, unless the Board specifically determines otherwise. The executive committee may also be delegated specific actions and authority from time to time by the Board.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders held on September 8, 2021.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing risks that could affect the Company. This oversight is conducted primarily through the Board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The compensation committee focuses on the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee focuses on the management of risks associated with Board organization, membership, and structure, as well as corporate governance.

While the Board committees are focused on these specific areas of risk, the full Board retains responsibility for general risk oversight. The Board satisfies this responsibility by reviewing periodic reports from each committee chair regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to the Board or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the Board and its committees review the processes that senior management use to manage risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to the Company, including, but not limited to, operational, financial, legal, regulatory, strategic, and information technology risks.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer and controller. You can find our code of business conduct and ethics on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our Corporate Secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website. The information contained on our website is not a part of this proxy statement.

Anti-Hedging Policy

We have an anti-hedging policy that prohibits directors, officers and employees from engaging in transactions that hedge or offset any decrease in the market value of equity securities granted as compensation.

Shareholder Communications

Shareholders may send correspondence by mail to the full Board or to individual directors. Shareholders should address correspondence to the Board or individual directors in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the Board, the individual director, one of the aforementioned committees of the Board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to such persons accordingly.

Environmental and Social Responsibility

Our business requires that we uphold high standards and trust in the integrity of our people and processes and our policies support our commitment to conducting our business in a socially and environmentally responsible way. We strive to perform to the highest level of integrity and ethics at all times. This expectation flows down to our suppliers who are expected to comply with our Supplier Code of Conduct.

We are committed to promoting social responsibility and human rights across our operations. Accordingly, we adopted a Global Human Rights Policy and Statement on Modern Slavery and Human Trafficking with which we expect our employees, supply chain partners and other business partners to comply.

We are committed to good corporate citizenship within the communities and countries in which we operate and will work to develop good relationships within, and positively impact, these communities. To that end, in addition to our Global Human Rights Policy, we also adopted a Global Policy on Conflict Minerals which is intended to support our commitment to global efforts to end human rights abuses associated with continuing violent conflicts that may be funded through the sale of certain minerals.

Our Global Environmental Policy reflects our commitment to community and to conducting business in an environmentally sustainable manner that protects our natural resources and the environment and is in compliance with all applicable environmental, health and safety obligations. We are committed to conducting our business in an environmentally responsible manner.

At the local level, we recently began participation in the United Way in Rochester, New York where we have been a corporate citizen since 1964. Our intent is to gradually foster United Way participation in each community where Transcat operates. We intend the primary focus of this initiative to be on the 20 plus communities where we have laboratories. Other initiatives under consideration include college and vocational and technical school scholarships.

Our board of directors is actively involved in fostering a worldwide, regional and local view as we continue to implement programs and policies that reflect the needs of the communities in which we operate.

The health and safety of our employees is of utmost importance to us. We conduct regular self-assessments and audits to ensure compliance with our health and safety guidelines and regulatory requirements. Our ultimate goal is to achieve a level of work-related injuries as close to zero as possible through continuous investment in our safety programs. We provide protective gear (e.g., eye protection, masks and gloves) as required by applicable standards and as appropriate given employee job duties. Additionally, in response to the COVID-19 pandemic, we invested heavily in safety measures and other initiatives to help ensure the health of our employees.

Diversity, Equity and Inclusion

We are committed to advancing diversity, equity and inclusion at all levels of the business. On the Board level, our corporate governance and nominating committee continues to emphasize diversity in its director recruitment efforts. See “Proposal 1 — Election of Directors” for more information about our directors.

On the operating level, recognizing and respecting our employees’ backgrounds and experiences, and our international presence, we strive to maintain a diverse workforce and inclusive work environment everywhere we operate. We recruit the best people for the job without regard to race, ethnicity, gender, sexual orientation or any other protected status. It is our policy to comply fully with all domestic, foreign and local non-discrimination employment laws. Our diversity and inclusion principles are also reflected in our employee training, in particular with respect to our policies against harassment and bullying and the elimination of bias in the workplace. In addition, to support our employees’ mental health and emotional well-being, all employees and their dependents worldwide have access to an Employee Assistance Program at no cost to them. This includes access to visits with mental health care providers.

Board Diversity Matrix

The matrix below provides certain highlights of the composition of our Board as of July 21, 2022. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
(as of July 21, 2022)

Total Number of Directors		10
	Female		Male
Part I: Gender Identity
Directors	2		8
Part II: Demographic Background
African American or Black			1
White	1		7
Did not disclose demographic background		1

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

We are currently served by our executive officers, Messrs. Rudow, Doheny and Jenkins, together with five additional members of the senior management team.

Lee D. Rudow, age 58, is our president and chief executive officer. Additional information about Mr. Rudow can be found under “Proposal One: Election of Directors.”

Mark A. Doheny, age 50, has served as our chief financial officer and treasurer since November 2020 having joined the Company in September 2020 as vice president of finance. Previously, Mr. Doheny served as the chief financial officer of Wheelabrator Technologies Inc. and Tunnel Hill Partners, a waste-to-energy conversion company and waste disposal company, respectively, from November 2019 to June 2020. From August 2015 to November 2019, Mr. Doheny served as the chief financial officer of Vallen Distribution, a provider of indirect industrial supplies.

James M. Jenkins, age 58, joined the Company as general counsel, vice president of corporate development and corporate secretary in September 2020. Previously, Mr. Jenkins was a partner at Harter Secrest & Emery LLP, a law firm located in New York State, having joined the firm in 1989 and serving as a partner since 1997. Mr. Jenkins has served as a member of the board of directors of Lakeland Industries Inc. (Nasdaq: LAKE) since September 2016, OmniLit Acquisition Corp. (Nasdaq: OLITU) since September 2021, and Mars Acquisition Corp (Nasdaq: MARX) since August 2021.

Thomas Barbato, age 52, is our senior vice president, finance having served us in this position since January 2022. Mr. Barbato served as the chief financial officer of IEC Electronics Corp., a provider of manufacturing services for advanced technology companies and formerly a public company until it merged with Creation Technologies Inc. in October 2021, from September 2018 to December 2021. Mr. Barbato held various positions with Xerox Corporation from 2001 until 2018, most recently as Vice President of Finance, North American Operations, Pricing and Contracting Center of Excellence from January 2017 to September 2018.

Marcy Bosley, age 44, has served as our vice president of service sales since July 2020, having previously served as a senior director of sales for us from February 2019 until such time. Ms. Bosley has 19 years of experience in the calibration industry. Prior to joining us, Ms. Bosley served in various roles for SIMCO Electronics, a leading provider of calibration and software services for test and measurement instruments used in technology organizations, from 2009 until February 2019, most recently as vice president, sales from September 2018 to February 2019, and head of North American area sales from July 2016 to September 2018.

Scott D. Deverell, age 57, joined us in February 2016 and is our corporate controller and principal accounting officer. Prior to joining us, Mr. Deverell served as vice president of finance and administration for Sydor Instruments, a comprehensive diagnostics solution provider, which he joined in April 2015. From 2009 to 2014, Mr. Deverell served as division president for Stewart Title Insurance Company, a title insurance underwriter. From 2006 to 2008, Mr. Deverell served as chief financial officer for Monroe Title Insurance Corporation, a subsidiary of Stewart Title.

Theresa Conroy, age 58, is our vice president of human resources and has served us in this position since January 2022. Previously, Ms. Conroy was a partner at Harter Secrest & Emery LLP from August 2000 until January 2022 where her practice focused on labor, employment, human resources and higher education law.

Michael W. West, age 51, is our vice president of distribution and marketing having served us in this position since November 2014. From 1995 to 2014, Mr. West was a principal owner of QuestCom Inc., a marketing and advertising company, and served most recently as a marketing consultant to various direct mail, web and catalog clients. Mr. West worked with our marketing team, as one of his clients, for 13 years.

EXECUTIVE COMPENSATION

Named Executive Officers

This proxy statement contains information about the compensation earned and paid to our named executive officers during fiscal 2022 and fiscal 2021. For fiscal 2022, in accordance with the executive compensation disclosure rules and regulations of the SEC, we determined that the following officers were our named executive officers:

●	Lee D. Rudow, our president and chief executive officer;

●	Mark A. Doheny, our vice president of finance, chief financial officer and treasurer; and

●	James M. Jenkins, our general counsel, vice president of corporate development and corporate secretary.

Compensation Overview

The compensation committee is responsible for establishing, implementing and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive management team.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective executive management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our executive management team with those of our shareholders.

The objectives of the compensation program for our named executive officers are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities, and shareholder returns over the long term. The compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in comparable companies.

The key components of our compensation program for fiscal 2022 for our named executive officers were: (i) base salary; (ii) annual performance-based cash incentive compensation; (iii) long-term, performance-based restricted stock unit or cash awards; and (iv) time-based restricted stock unit awards. Stock options may also be awarded in unique circumstances. All named executive officers have stock ownership objectives they are expected to achieve.

A significant percentage of total compensation for our named executive officers is placed at risk through annual and long-term incentives. There are established guidelines and targets regarding the allocation between annual (short-term) and long-term incentive compensation which is contingent and variable, based on company results and individual performance.

Stock Ownership Objectives

To more closely align the efforts of our named executive officers with the interests of our shareholders, we set a minimum stock ownership objective for our named executive officers. This objective encourages our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock. Under these objectives, our named executive officers are expected to be in compliance with their respective ownership objectives within five years of becoming a named executive officer. The compensation committee and the chief executive officer monitor the progress toward achievement of stock ownership objectives and, if warranted, can make reductions in long-term compensation awards as deemed appropriate. Upon achievement of a named executive officer’s stock ownership objective prior to the date of an award of long-term performance-based incentive compensation, the named executive officer can elect to receive cash in lieu of stock for half of such award upon attainment of the specific performance conditions.

Mr. Rudow’s stock ownership objective is 2.5 times his base salary rate. The stock ownership objective for each of Messrs. Doheny and Jenkins is 1.5 times his base salary rate. Unvested restricted stock units count towards achieving this objective. At the end of fiscal 2022, Messrs. Rudow, Doheny and Jenkins had each achieved his respective stock ownership objectives.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

401(k) Plan. Our 401(k) Plan is a tax-qualified defined contribution plan pursuant to which all U.S. based employees, including our named executive officers, are eligible to participate. All employees are able to contribute a portion of their annual salary to the plan on a before-tax basis, subject to limitations imposed by the Internal Revenue Service. We currently match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are immediately vested and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

Non-Qualified Deferred Compensation. Our non-qualified deferred compensation plan allows our executive officers and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the Company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the Internal Revenue Code. The amount of company discretionary contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

Post-Retirement Plan. The post-retirement benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. The original effective date of the plan was December 23, 2006. Three kinds of benefits are provided under the plan: (i) long-term care insurance coverage; (ii) medical and dental insurance coverage; and (iii) medical premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the Company on or after the individual reaches age 50. Service with a business acquired by the Company is not counted as qualifying service. As of October 2019, only those individuals who as of July 22, 2019 were “Retirees” as defined in the plan or who are listed on an exhibit to the plan are eligible to participate in the plan. No other individuals are eligible to participate in the plan.

2022 Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers for our two most recently completed fiscal years (one if the individual was not a named executive officer for 2021).

						Non-Equity
			Stock		Option	Incentive Plan	All Other
Name and Principal		Salary (1)	Awards (2)		Awards	Compensation (3)	Compensation (4)	Total
Position	Year	($)	($)		($)	($)	($)	($)
Lee D. Rudow	2022	496,154	439,982	(5)	–	396,930	20,419	1,353,485
President and Chief	2021	400,000	439,996	(6)	–	240,000	10,698	1,090,694
Executive Officer
Mark A. Doheny	2022	284,625	178,758	(5)	–	155,198	8,697	627,278
VP of Finance and CFO	2021	137,500	238,437	(6)	–	55,000	99,009	529,946
James M. Jenkins	2022	250,000	149,993	(5)	–	159,591	9,056	568,640
General Counsel, VP of
Corporate Development
and Corporate
Secretary

(1)	The amounts shown in this column include cash compensation earned and paid during the applicable fiscal year.
(2)	These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (“ASC 718”) for restricted stock unit awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended March 26, 2022 and March 27, 2021.
(3)	The amounts shown in this column reflect amounts earned during fiscal 2022 and fiscal 2021 under our performance incentive plan. Our performance incentive plan for fiscal 2022 is described in greater detail below under the heading “Discussion of 2022 Summary Compensation Table.”
(4)	The amounts shown in this column reflect amounts paid by us in fiscal 2022 and fiscal 2021 to, or on behalf of, the named executive officer as company matching contributions under our 401(k) Plan, executive life insurance premiums and excess long-term disability premiums, long-term care insurance premiums, and reimbursements for relocation expenses. The table below shows the components of the All Other Compensation column for fiscal 2022 and fiscal 2021 for Messrs. Rudow, Doheny and Jenkins:

		401(k)		Long-term
		Plan		Care	Relocation
	Fiscal	Matches	Insurance	Insurance	Expenses
	Year	($)	($)	($)	($)
Lee D. Rudow	2022	12,535	2,884	5,000	–
	2021	3,231	2,467	5,000	–
Mark A. Doheny	2022	7,977	720	–	–
	2021	3,649	360	–	95,000
James M. Jenkins	2022	8,336	720	–	–

(5)	For fiscal 2022, includes the value of the performance-based restricted stock unit awards based on the target outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of the fiscal 2022 awards for Messrs. Rudow, Doheny and Jenkins would be $329,946, $134,068 and $112,455, respectively. Also for fiscal 2022, includes the value of time-vesting restricted stock units (Mr. Rudow – 4,128 restricted stock units, Mr. Doheny – 1,681 restricted stock units, and Mr. Jenkins –1,411 restricted stock units) that vest on March 30, 2024, except as otherwise provided in the award notice.

(6)	For fiscal 2021, represents the value of time-vesting restricted stock units (Mr. Rudow – 16,248 restricted stock units and Mr. Doheny – 5,012 restricted stock units) that vest on July 21, 2023, except as otherwise provided in the award notice. In addition, in connection with his appointment as chief financial officer, Mr. Doheny received a grant of 3,000 restricted stock units that vest on September 21, 2023, except as otherwise provided in the award notice. No performance-based restricted stock unit awards were granted in fiscal 2021.

Discussion of 2022 Summary Compensation Table

Employment Agreements

During fiscal 2022, we were not a party to an employment agreement with any of our named executive officers.

Base Salary

The compensation committee reviews base salaries for each of our named executive officers at least annually. Base salary rate increases are made as necessary based on performance, scope of responsibilities and market information. For fiscal 2022, the base salary rate for Messrs. Rudow, Doheny and Jenkins was $500,000, $275,000 and $250,000, respectively.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, including our named executive officers, based on their contributions to the achievement of specific corporate fiscal year financial objectives and the achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the Company, accountability, and impact on our operations. Target award opportunities are established as a percentage of base salary. The target award opportunity under the performance incentive plan for fiscal 2022 as a percentage of base salary for each of our named executive officers was 60% for Mr. Rudow and 40% for Messrs. Doheny and Jenkins.

Payment of performance-based cash incentive awards under the performance incentive plan for our chief executive officer is expressly linked to successful achievement of specific pre-determined corporate goals, which our board of directors approves on an annual basis. Payment of performance-based cash incentive awards for our other named executive officers is typically based on successful achievement of the same specific pre-established corporate goals, as well as individual performance goals which are determined by our chief executive officer.

For fiscal 2022, performance-based cash incentive awards were based on our achievement of specific levels of the following objectives and were weighted as follows: Consolidated Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building, and restructuring expense, on a consolidated basis) – 40% weighting, Service segment gross profit – 40% weighting, and the Board’s assessment of corporate performance – 20% weighting. Company performance against such objectives results in a corporate payout factor used to establish the aggregate pool available for incentive awards. Individual awards were determined by using a multiplier to adjust annual incentive payouts for achievement of individual performance objectives and subjecting such adjustments to the aggregate incentive pool, subject to a cap on individual awards.

In addition to the performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification. The compensation committee established a threshold, target, and maximum objective for each financial performance metric, with the corresponding corporate payout factor, as follows:

Achievement	Percent of Annual Operating Plan	Corporate Payout Factor
Maximum	115%	200%
Target	100%	100%
Threshold	90%	33%

Performance against each financial performance metric is measured separately. If actual results fall below the threshold objective, the corporate payout factor will be 0%. If actual results fall in between the designated levels of achievement, the corporate payout factor will be interpolated. Generally, if actual results exceed the maximum objective, the corporate payout factor will be limited to 200% of target.

An individual must achieve at least a minimum performance level (a rating of 1 on a scale of 1 to 5) against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target levels for corporate financial results are set in conjunction with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the relevant fiscal year.

Upon completion of the fiscal year, our chief executive officer and our chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined threshold, target and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then reviewed and approved by the compensation committee and the Board.

With respect to the individual performance portion of the award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives and calculates a performance rating based on the performance incentive plan previously approved by the compensation committee. Individual performance goals for our named executive officers (other than our chief executive officer) are carefully designed to create alignment between the Company’s short and long-term objectives and strategies, and the individual’s performance. As stated above, our chief executive officer’s awards under the performance incentive plan are linked only to successful achievement of specific pre-determined corporate goals.

For fiscal 2022, we achieved the following levels of performance for each of the pre-determined, board-approved corporate financial objectives: Consolidated Adjusted EBITDA amounts – 160%; Service segment gross profit – 122%; and the Board’s assessment of corporate performance – 100%. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal 2022, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Rudow –$396,390, Mr. Doheny – $155,198, and Mr. Jenkins – $159,591.

Long-Term Equity and/or Cash Incentive Compensation

In fiscal 2022, the compensation committee approved long-term cash and equity incentive compensation award opportunities to our named executive officers as follows: Mr. Rudow – 8,275 shares comprised of 4,138 time-based restricted stock units and 4,137 performance-based restricted stock units; Mr. Doheny – 3,362 shares comprised of 1,681 time-based restricted stock units and 1,681 performance-based restricted stock units; and Mr. Jenkins – 2,821 shares comprised of 1,411 time-based restricted stock units and 1,410 performance-based restricted stock units. Long-term performance-based incentive compensation is targeted to a specific dollar award, which is reviewed and approved annually by the compensation committee.

Executive officers who achieve their stock ownership objective can elect to receive half the award as an equivalent award in cash that would otherwise be settled in shares of our common stock. For the fiscal 2022 awards, none of our named executive officers elected to receive half of his total long-term compensation award opportunities in cash.

The time-based cash opportunity and the shares underlying the time-based restricted stock units will vest on March 30, 2024, subject to the terms of the award and continued employment through the vesting date.

The shares or cash underlying the long-term performance-based cash and equity incentive compensation awards for all named executive officers vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal 2024.

Upon vesting, the holders of these awards will receive a pro rata percentage based on a linear sliding scale of their respective award based on the pre-determined EPS thresholds:

●	Maximum cumulative EPS – 150%

●	Target cumulative EPS – 100%

●	Minimum cumulative EPS – 50%

Failure to achieve the minimum EPS will result in no shares or cash becoming earned under these awards.

The aggregate grant date fair value of the long-term equity incentive awards for our named executive officers are reflected in the “Stock Awards” column of the 2022 Summary Compensation Table.

Outstanding Equity Awards at March 26, 2022

The following table shows information about the number of unexercised stock options and the number and value of unvested restricted stock unit awards held by our named executive officers as of March 26, 2022.

	Option Awards				Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
								Awards:	Value of
								Number of	Unearned
							Market	Unearned	Shares,
					Number		Value of	Shares,	Units or
	Number of	Number of			of Shares		Shares or	Units or	Other
	Securities	Securities			or Units of		Units of	Other	Rights
	Underlying	Underlying	Option		Stock		Stock That	Rights	That Have
	Unexercised	Unexercised	Exercise	Option	That Have		Have Not	That Have	Not
	Options (#)	Options (#)	Price	Expiration	Not		Vested (1)	Not	Vested (1)
Name	Exercisable	Unexercisable	($)	Date	Vested (#)		($)	Vested (#)	($)
Lee D. Rudow					16,248	(2)	1,205,764
					4,138	(3)	307,081
								9,361 (4)	694,679
								4,137 (4)	307,007
Mark A. Doheny					3,000	(5)	222,630
					5,012	(2)	371,941
					1,681	(3)	124,747
								1,681 (4)	124,747
James M. Jenkins					4,379	(2)	324,966
					1,411	(3)	104,710
								1,410 (4)	104,636

(1)	Calculated using the closing price of a share of our common stock on March 25, 2022 (the last trading day of fiscal 2022) of $74.21.
(2)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on July 21, 2023 except as otherwise provided in the applicable award agreement.
(3)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on March 30, 2024 except as otherwise provided in the applicable award agreement.
(4)	These restricted stock unit awards are performance-based and vest after three years subject to our achieving specific cumulative fully diluted EPS objectives over the three-year periods ending in fiscal 2024. Shares that vested that related to the three-year period ended March 26, 2022 were distributed on May 25, 2022. Mr. Rudow received 7,676 shares, which represented 82% achievement of the target EPS objective for the three-year period ended March 26, 2022. For the remaining three-year periods, the holders of awards will receive the percentage of their award that corresponds to the level of cumulative EPS achieved, subject to continued employment. For more information on performance-based restricted stock unit awards, see “Long-Term Equity and/or Cash Incentive Compensation” in the “Compensation Overview” section above.
(5)	These restricted stock units, which convert into common stock on a one-for-one basis, vest on September 21, 2023 except as otherwise provided in the applicable award agreement.

Potential Payments upon Termination or Change in Control

On May 7, 2012, we entered into a change-in-control severance agreement with Mr. Rudow. This agreement requires a change in control of our company and a subsequent qualifying termination of the executive’s employment (often referred to as a “double trigger”) in order to trigger certain payments. The agreement is intended to promote continuity of leadership, maintain the focus of our executive officer on pursuing any corporate transaction that is in the best interests of our shareholders, and to retain services of our leadership by providing sufficient severance protection during a period of uncertainty.

A change in control occurs under Mr. Rudow’s change-in-control severance agreement upon the occurrence of any of the following events: (i) we merge with or are consolidated into another entity and less than fifty percent of the outstanding voting securities of the resulting entity are owned by our former shareholders; (ii) a majority of our directors before any tender offer, merger or other business combination, or sale or other disposition of assets do not constitute a majority of the Board after such transaction; (iii) a tender offer for over twenty-five percent of the combined voting power of our outstanding voting securities is made and consummated; (iv) any person or group acquires more than twenty-five percent of the combined voting power of our outstanding voting securities; or (v) we transfer substantially all of our assets to another corporation that is not a wholly-owned subsidiary of ours.

In the event of Mr. Rudow’s termination due to a change in control, as defined in the agreement, Mr. Rudow would be entitled to receive his full salary, bonus and benefits (to the extent that his continued participation is possible under the general terms and provisions of such plans and programs) as were in effect immediately preceding such change in control, for a period of 24 months following the effective date of termination of employment.

In addition, upon a change in control of our company, as defined under the 2021 Stock Incentive Plan or the 2003 Incentive Plan, as amended and restated, as applicable, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance.

Also, as described above under “Post-Retirement Plan,” upon retirement at age 55 or older after five or more years of continuous service Mr. Rudow would be eligible to participate in the post-retirement health benefit plan for officers. As previously stated, as of October 2019, only those individuals who as of July 22, 2019 were “Retirees” as defined in the plan or who are listed on an exhibit to the plan are eligible to participate in the plan. No other individuals are eligible to participate in the plan.

DIRECTOR COMPENSATION

Annual Retainers

For fiscal 2022, each of our non-employee directors was entitled to an annual cash retainer of $50,000. The chairman of the Board was entitled to receive an additional $30,000 annual retainer, the chair of the audit committee and the chair of the compensation committee were each entitled to receive an additional $15,000 annual retainer, and the chair of the corporate governance and nominating committee was entitled to receive an additional $5,000 annual retainer. Each non-employee member of the executive committee was entitled to receive an additional $10,000 annual retainer.

In addition, each of our non-employee directors was entitled to an annual grant of restricted stock units valued at $50,000 that vest after one year. On September 8, 2021, the date of our 2021 annual meeting of shareholders, directors received restricted stock units for 756 shares of our common stock with one-year vesting terms. The next restricted stock unit grant is expected to be made to directors on September 7, 2022, the date of the 2022 annual meeting.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation for Newly-Elected Non-Employee Directors

Newly-elected non-employee directors are eligible to receive a stock option grant of 10,000 shares of common stock pursuant to the 2021 Stock Incentive Plan that vests ratably over five years and has a ten-year term.

Stock Ownership Objective

In order to more closely align the interests of our non-employee directors with the interests of our shareholders, the compensation committee has adopted a minimum stock ownership objective that requires our directors to work towards acquiring and maintaining a specific level of equity ownership interest in our common stock within a specified time frame. During fiscal 2022, the stock ownership objective for non-employee directors was common stock valued at 3.0 times their annual cash retainer.

We expect new non-employee directors to be in compliance with this stock ownership requirement within five years from the date of their election to the Board. The compensation committee monitors the progress made by new non-employee directors in achieving their stock ownership objective.

As of the end of fiscal 2022, each of our then serving non-employee directors was in compliance with our stock ownership objective except Ms. Dominach and Mr. Kaniki.

Fiscal 2022 Director Compensation Table

The table below shows information about the compensation of our non-employee directors for their service during fiscal 2022.

	Fees Earned or	Stock	Option
	Paid in Cash (1)	Awards (2)	Awards (3)	Total
Name	($)	($)	($)	($)
Craig D. Cairns	50,000	50,000	149,300	249,300
Oksana S. Dominach	50,000	50,000	–	100,000
Charles P. Hadeed	75,000	50,000	–	125,000
Richard J. Harrison	60,000	50,000	–	110,000
Gary J. Haseley	90,000	50,000	–	140,000
Mbago M. Kaniki	50,000	50,000	149,300	249,300
Paul D. Moore	55,000	50,000	–	105,000
Angela J. Panzarella	65,000	50,000	–	115,000
Carl E. Sassano	50,000	50,000	–	100,000

(1)	The amounts shown include the annual cash board retainer and committee retainers earned by the directors during fiscal 2022.
(2)	Includes the aggregate grant date fair value of the restricted stock units granted during fiscal 2022 as computed in accordance with ASC 718. For each director, includes the number of units granted was determined by dividing $50,000, the grant date value of the award, by $66.09, the closing price of the Company’s common stock on September 7, 2021, the day before the date of grant.
(3)	The table below presents the aggregate number of outstanding stock options for each of our non-employee directors as of March 26, 2022:

Number of Shares Underlying
Name	Unexercised Options
Craig D. Cairns	10,000
Oksana S. Dominach	10,000
Charles P. Hadeed	–
Richard J. Harrison	–
Gary J. Haseley	–
Mbago M. Kaniki	10,000
Paul D. Moore	–
Angela J. Panzarella	–
Carl E. Sassano	–

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 13, 2022 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 7,547,569 shares issued and outstanding.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Neuberger Berman Group LLC, et al.
1290 Avenue of the Americas	825,467	(1)	10.9%
New York, NY 10104
Wasatch Advisors, Inc.
505 Wakara Way	484,416	(2)	6.4%
Salt Lake City, UT 84108
Broadcrest, L.P. and
Broadcrest Asset Management, LLC	450,000	(3)	6.0%
558 West New England Avenue, Suite 250
Winter Park, FL 32789
BlackRock, Inc.
55 East 52nd Street	446,248	(4)	5.9%
New York, NY 10055

(1)	This information is based on an amendment to Schedule 13G filed with the SEC on February 14, 2022 by Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC, Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund. Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC report shared voting power with respect to 809,859 shares and shared dispositive power with respect to 825,467 shares. Neuberger Berman Equity Funds and Neuberger Berman Genesis Fund report shared voting and shared dispositive power with respect to 485,260 shares.
(2)	This information is based on an amendment to Schedule 13G filed with the SEC on February 11, 2022 by Wasatch Advisors, Inc. which reports sole voting and sole dispositive power with respect to these shares.
(3)	This information is based on a Schedule 13G filed with the SEC on February 17, 2022 by Broadcrest, L.P. and Broadcrest Asset Management, LLC which report shared voting and shared dispositive power with respect to these shares.
(4)	This information is based on an amendment to Schedule 13G filed with the SEC on February 1, 2022 by BlackRock, Inc. (“BlackRock”) with respect to shares beneficially owned by it and certain of its subsidiaries. BlackRock reports sole voting power with respect to 442,947 shares and sole dispositive power with respect to 446,248 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 13, 2022 about shares of our common stock held by (i) each of our directors and director nominees; (ii) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (iii) all of our directors, director nominees and executive officers (including our former chief financial officer) as a group.

	Number of Shares		Percent
	of Common Stock		of
Name of Beneficial Owner	Beneficially Owned (1)		Class (1)
Directors and Director Nominees
Craig D. Cairns	5,166	(2)	—
Oksana S. Dominach	6,509	(3)	—
Charles P. Hadeed	33,514	(4)	—
Richard J. Harrison	28,726	(4)	—
Gary J. Haseley	38,465	(5)	—
Mbago M. Kaniki	2,756	(2)	—
Cynthia Langston	—		—
Paul D. Moore	48,003	(4)	—
Angela J. Panzarella	19,926	(4)	—
Carl E. Sassano	45,851	(4)	—
Named Executive Officers
Lee D. Rudow (6)	130,339		1.7%
Mark A. Doheny	133		—
James M. Jenkins	4,760	(7)	—
All directors, director nominees and	364,148	(8)	4.8%
executive officers as a group (13 persons)

____________________

(1)	The amounts reported by such persons are as of July 13, 2022, with percentages based on 7,547,569 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or the vesting of restricted stock units. Shares that may be acquired within 60 days by the exercise of options and vesting of restricted stock units are referred to in the footnotes to this table as “presently exercisable options” and restricted stock units, respectively. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.
(2)	Includes presently exercisable options to purchase 2,000 shares and 756 restricted stock units.

(3)	Includes presently exercisable options to purchase 4,000 shares and 756 restricted stock units.
(4)	Includes 756 restricted stock units.
(5)	Includes 1,200 shares held by Haseley family trusts and 756 restricted stock units.
(6)	Mr. Rudow is also a director.
(7)	The amount shown includes 1,000 shares held by the spouse of Mr. Jenkins.
(8)	Includes presently exercisable options to purchase 6,000 shares and 6,048 restricted stock units.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires directors, officers and greater than 10% shareholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in company securities. During fiscal 2022, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Exchange Act, except for Mr. Deverell, our controller, and Mr. West, vice president of distribution and marketing, who each filed a late report disclosing two transactions, and Mr. Rudow, our chief executive officer and a director, who filed a late report disclosing three transactions. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which our company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including the amount and type of transaction; (iii) the importance of the transaction to the related person and to our company; (iv) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company; and (v) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There were no reportable related person transactions during fiscal 2022 and fiscal 2021.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Proposals Submitted for Inclusion in our Proxy Materials

We will include shareholder proposals that comply with Rule 14a-8 under the Exchange Act, in our proxy materials for the 2023 annual meeting of shareholders. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2023 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 23, 2023. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 9, 2023.

Proposals Not Submitted for Inclusion in our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, as described above, may be brought before the 2022 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Exchange Act. Pursuant to Rule 14a-4(c), we must receive these proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2023 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 6, 2023. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2023 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors James M. Jenkins General Counsel, Vice President of Corporate Development and Corporate Secretary

Rochester, New York
July 21, 2022

We will make available at no cost, upon your written request, a copy of our Annual Report on Form 10-K for the fiscal year ended March 26, 2022 (without exhibits) as filed with the Securities and Exchange Commission. Copies of exhibits to our Form 10-K will be made available, upon your written request and payment to us of the reasonable costs of reproduction and mailing, if any. Written requests should be made to: Corporate Secretary, Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624.

TRANSCAT, INC.
35 VANTAGE POINT DRIVE
ROCHESTER, NY 14624

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Tuesday, September 6, 2022 (the day before the meeting). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TRNS2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Tuesday, September 6, 2022 (the day before the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D87139-P76241	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TRANSCAT, INC.			For	Withhold	For All
			All	All	Except
The Board of Directors recommends you vote FOR the three nominees listed.

1.	Election of Directors		☐	☐	☐

Nominees:

	01)	Charles P. Hadeed
	02)	Cynthia Langston
	03)	Paul D. Moore
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR Proposals 2 and 3.		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

3.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2023.	☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on September 7, 2022:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D87140-P76241

TRANSCAT, INC.
Annual Meeting of Shareholders
September 7, 2022 12:00 PM (Eastern Time)
This proxy is solicited on behalf of our Board of Directors
and each matter to be voted on at the Annual Meeting
has been proposed by our Board of Directors.

The undersigned appoints Gary J. Haseley and Paul D. Moore, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of TRANSCAT, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/TRNS2022 at 12:00 PM (Eastern Time) on Wednesday, September 7, 2022, and at any adjournment of the meeting.

●	This proxy will be voted as specified by you and it revokes any prior proxy given by you.
●	Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three director nominees listed on the reverse side of this proxy and described in the accompanying Proxy Statement.
●	Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2 and 3 listed on the reverse side of this proxy and described in the accompanying Proxy Statement.
●	You acknowledge receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated July 21, 2022, describing more fully the proposals listed in this proxy.

Continued and to be signed on reverse side